CONTACT:	John Zettler 715 836-9994 x109
DATE:	October 21, 2005
FOR IMMEDIATE RELEASE

CITIZENS COMMUNITY BANCORP
ANNOUNCES QUARTERLY DIVIDEND

EAU CLAIRE, Wisc. -- Citizens Community Bancorp (OTC Bulletin Board: CZWI.OB), the holding company for Citizens Community Federal, today announced a quarterly dividend of 5 cents per share.

The cash dividend is payable on November 17, 2005 to shareholders of record as of the close of business on November 3, 2005. This represents the sixth quarterly dividend paid by Citizens Community Bancorp since its mutual to stock conversion in March 2004.

Citizens Community Federal is headquartered in Eau Claire, Wisc., and operates twelve full service banking offices.

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